EXHIBIT 32
Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the
Sarbanes – Oxley Act of 2002
The undersigned, who are the chief executive officer and the chief financial officer of Sonoco Products Company, each hereby certifies that, to the best of his knowledge, the accompanying amended report on Form 10-Q/A for the quarter ended March 29, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.
August 28, 2015

/s/ M. Jack Sanders
M. Jack Sanders
Chief Executive Officer

/s/ Barry L. Saunders
Barry L. Saunders
Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Sonoco Products Company (the “Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Form 10-Q/A and shall not be treated as having been filed as part of the Form 10-Q/A.